                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended September 30, 2001 and 2000.

                                                          BASIC       DILUTED
                                                          INCOME       INCOME
                                                        PER SHARE    PER SHARE
                                                        ---------    ---------
For the three months ended September 30, 2001
     Net income                                          $1,966        1,966
                                                         ======        =====
Weighted average number of common
    shares outstanding                                    6,345        6,345
Common share equivalents resulting
    from:  dilutive stock options                            --            9
            restricted stock                                 --          163
                                                         ------        -----
Adjusted weighted average number
    of common and common equivalent
     shares outstanding                                   6,345        6,517
                                                         ======        =====

           Net income per common share                   $ 0.31         0.30
                                                         ======        =====

For the three months ended September 30, 2000
    Net income                                           $2,125        2,125
                                                         ======        =====
Weighted average number of common
    shares outstanding                                    6,345        6,345

Common share equivalents resulting
    from:  dilutive stock options                            --           --
               restricted stock                              --          117
                                                         ------        -----
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                    6,345        6,462
                                                         ======        =====

        Net income per common share                      $ 0.34         0.33
                                                         ======        =====

                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the nine-month period ended September 30, 2001 and 2000.

                                                         BASIC       DILUTED
                                                        INCOME        INCOME
                                                       PER SHARE    PER SHARE
                                                       ---------    ---------
For the nine months ended September 30, 2001
     Net income                                         $4,688        4,688
                                                        ======        =====
Weighted average number of common
    shares outstanding                                   6,345        6,345
Common share equivalents resulting
    from:  dilutive stock options                           --           17
            restricted stock                                --          163
                                                        ------        -----
Adjusted weighted average number
    of common and common equivalent
     shares outstanding                                  6,345        6,525
                                                        ======        =====

           Net income per common share                  $ 0.74         0.72
                                                        ======        =====

For the nine months ended September 30, 2000
    Net income                                          $5,710        5,710
                                                        ======        =====
Weighted average number of common
    shares outstanding                                   6,345        6,345

Common share equivalents resulting
    from:  dilutive stock options                           --           --
               restricted stock                             --          118
                                                        ------        -----
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                   6,345        6,463
                                                        ======        =====

        Net income per common share                     $ 0.90         0.88
                                                        ======        =====


                                       16